UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55164	45-2511250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2015, Fresh Healthy Vending International, Inc. (the "Company") filed a Current Report on Form 8-K (the Original Form 8-K) reporting that we obtained a loan in the amount of $600,000 from Ensure Capital, Inc. ("Investor").   This Amendment No. 1 on Form 8-K/A amends Item 2.03 of the Original Form 8-K to (i) include an amendment to the transaction documents to remove certain adjustable note conversion pricing features, and modification of certain negative covenants, and (ii) to include disclosure in Items 1.01 and 3.10, including attachment of the forms of transaction documents as exhibits. No other changes have been made to the Original Filing.

Item 1.01   Entry Into A Material Definitive Agreement.

Pursuant to a non-binding term sheet dated June 30, 2015 ("Term Sheet”), and Subscription Agreement, dated June 30, 2015 (the “Subscription Agreement”), the Company obtained a loan in the amount of $600,000 from the Investor.  The proposed terms of the loan provide that the Company issue 10% convertible promissory notes ("Notes") and 100% common stock purchase warrants coverage at an exercise price of $0.75 per share (the “Warrants”).  The term of the Note is 12 months with a one-time three-month extension,  which bears interest at 10% (13% in the event of the three-month extension).

The conversion terms of the Note were amended pursuant to a First Amendment to Convertible Promissory Note, dated October 14, 2015 (the  “Amended Note”), to include a fixed conversion price ($0.30 per share) and a discount (25%) to the next round of Company financing of $1 million or more.  An adjustable pricing mechanism commencing 6 months after the Note issuance date at a 20% discount to the lowest trading price 10 business days prior to conversion was removed.  The negative covenants set forth in the Subscription Agreement were also amended pursuant to a First Amended to Subscription Agreement, dated October 14, 2015 (the  “Amended Subscription Agreement”).  The Term Sheet was amended to reflect the revised terms (the “Amended Term Sheet”).

The above descriptions of the Subscription Agreement, Note, Warrant, Amended Note and Amended Subscription Agreement and Amended Term Sheet are qualified in their entirety by reference to the forms of such documents attached as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 10.13, respectively, to this Current Report on Form 8-K/A.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01   Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Subscription Agreement
4.2	Form of Convertible Promissory Note
4.3	Form of Warrant
4.4	Form of First Amended Convertible Promissory Note
4.5	Form of First Amended Subscription Agreement
10.13	Form of Amended Term Sheet

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Healthy Vending International, Inc.

Date: October 15, 2013	By:	/s/ Arthur Budman
	Name:	Arthur Budman
	Title:	Chief Executive Officer and Chief Financial Officer